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                          Independent Auditors' Consent


The Shareholders and Board of Trustees
of the Smith Barney Muni Funds:

We consent to the use of our report dated May 15, 1995 with respect to the New York Portfolio incorporated herein by reference in the Prospectus and included in this Registration Statement on Form N-14 for Smith Barney Muni Funds and to the references to our firm under the headings "Financial Statements and Experts" and "Representations and Warranties" in the Prospectus/Proxy Statement and "Financial Highlights" in the Prospectus incorporated herein by reference.



                                /s/ KPMG Peat Marwick LLP
                                KPMG PEAT MARWICK LLP





October 20, 1995
New York, New York